Exhibit 32.1
CERTIFICATION
I, Don M. Bailey, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Quarterly Report of Questcor Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2012 fairly presents in all material respects the financial condition and results of operations of Questcor Pharmaceuticals, Inc.

July 25, 2012	/s/ Don M. Bailey
Don M. Bailey President and Chief Executive Officer (Principal Executive Officer)
This certification accompanies the Quarterly Report on Form 10-Q pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by Questcor Pharmaceuticals, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.